Exhibit 3.1


                        THE COMPANIES ACTS 1985 AND 1989

                      ------------------------------------

                        PUBLIC COMPANY LIMITED BY SHARES

                      ------------------------------------


                            MEMORANDUM OF ASSOCIATION

                                       of

                       GRACECHURCH CARD FUNDING (N0.9) PLC
          (as amended by special resolution passed on 10 August 2005)



1.    The Company's name is "PURPLEVALE PLC1"

2.    The Company is to be a public company.

3.    The Company's registered office is to be situated in England and Wales.

4.    The Company's objects are:

(A)   (i)   To carry on business as manufacturers, builders and suppliers of and dealers in goods of all kinds, and as mechanical, general, electrical, marine, radio, electronic, aeronautical, chemical, petroleum, gas, civil and constructional engineers, and manufacturers, importers and exporters of, dealers in machinery, plant and equipment of all descriptions and component parts thereof, forgings, castings, tools, implements, apparatus and all other articles and things.

      (ii) To act as an investment holding company and to co-ordinate the business of any companies in which the Company is for the time being interested, and to acquire (whether by original subscription, tender, purchase exchange or otherwise) the whole of or any part of the stock, shares, debentures, debenture stocks, bonds and other securities issued or guaranteed by a body corporate constituted or carrying on business in any part of the world or by an government sovereign ruler, commissioners, public body or authority and to hold the same as investments, and to sell, exchange, carry and dispose of the same.

      (iii) To carry on the businesses in any part of the world as importers, exporters, buyers, sellers, distributors and dealers and to win, process and work produce of all kinds.



1 Pursuant to a special resolution passed on 10 August 2005, the name of the Company was changed to GRACECHURCH CARD FUNDING (N0.9) PLC.


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(B)   To carry on the following businesses, namely, contractors, garage proprietors, filling station proprietors, owners and charterers of road vehicles, aircraft and ships and boats of every description, lightermen and carriers of goods and passengers by road, rail, water or air, forwarding transport and commission agents, customs agents, stevedores, wharfingers, cargo superintendents, packers, warehouse storekeepers, cold store keepers, hotel proprietors, caterers,/ publicans, consultants, advisers, financiers, bankers, advertising agents, insurance brokers, travel agents, ticket agents and agency business of all kinds and generally to provide entertainment for and render services of all kinds to others and to carry on any other trade or business which can in the opinion of the directors be advantageously carried on by the Company in connection with or ancillary to any of the businesses of the Company.

(C) To buy, sell, manufacture, repair, alter, improve, manipulate, prepare for market, let on hire, and generally deal in all kinds of plant, machinery, apparatus, tools, utensils, materials, produce, substances, articles and things for the purpose of any of the businesses specified in clause 4, or which may be required by persons having, or about to have, dealings with the Company.

(D) To build, construct, maintain, alter, enlarge, pull down, remove and replace any buildings, shops, factories, offices, works, machinery and engines, and to work, manage and control these things.

(E) To enter into contracts, agreements and arrangements with any person for the carrying out by that person on behalf of the Company of any object for which the Company is formed.

(F) To acquire, undertake and carry on the whole or any part of the business, property and liabilities of any person carrying on any business which may in the opinion of the directors be capable of being conveniently carried on, or calculated directly or indirectly to enhance the value of or make profitable any of the Company's property or rights, or any property suitable for the purposes of the Company.

(G) To enter into any arrangement with a government or authority, whether national, international, supreme, municipal, local or otherwise, that may in the opinion of the directors be conducive to any object of the Company, and to obtain from that government or authority any right, privilege or concession which in the opinion of the directors is desirable, and to carry out, exercise and comply with that arrangement, right, privilege or concession.

(H) To apply for, purchase and by other means acquire, protect, prolong and renew any patent, patent right, brevet d'invention, licence, secret process, invention, trade mark, service mark, copyright, registered design, protection, concession and right of the same or similar effect or nature, and to use, turn to account, manufacture under and grant licences and privileges in respect of those things, and to spend money in experimenting with, testing, researching, improving and seeking to improve any of those things.


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(I)   To acquire an interest in, amalgamate with and enter into partnership or any arrangement for the sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person, or with any employees of the Company. To lend money to, guarantee the contracts of, and otherwise assist that person or those employees, and to take and otherwise acquire an interest in that person's shares or other securities and to sell, hold, re-issue, with or without guarantee, and otherwise deal with those shares or other securities.

(J) To lend money to, subsidise and assist any person, to act as agents for the collection, receipt and payment of money and generally to act as agents and brokers for and perform services for any person, and to undertake and perform sub-contracts.

(K) To enter into any guarantee or contract of indemnity or suretyship, and to provide security, including, without limitation, the guarantee and provision of security for the performance of the obligations of or the payment of any money (including, without limitation, capital, principal, premiums, dividends, interest, commissions, charges, discount and any related costs or expenses whether on shares or other securities) by any person including, without limitation, any body corporate which is for the time being the Company's holding company, the Company's subsidiary, a subsidiary of the Company's holding company or any person which is for the time being a member or otherwise has an interest in the Company or is associated with the Company in any business or venture, with or without the Company receiving any consideration or advantage (whether direct or indirect), and whether by personal covenant or mortgage, charge or lien over all or part of the Company's undertaking, property, assets or uncalled capital (present and future) or by other means. For the purposes of paragraph (K) "guarantee" includes any obligation, however described, to pay, satisfy, provide funds for the payment or satisfaction of (including, without limitation, by advance of money, purchase of or subscription for shares or other securities and purchase of assets or services), indemnify and keep indemnified against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person.

(L) To promote, finance and assist any person for the purpose of acquiring all or any of the property, rights and undertaking or assuming the liabilities of the Company, or for any other purpose which may in the opinion of the directors directly or indirectly benefit the Company, and in that connection to place, guarantee the placing of, underwrite, subscribe for and otherwise acquire all or any part of the shares or other securities of a body corporate.

(M) To pay out of the funds of the Company all or any expenses which the Company may lawfully pay of or incidental to the formation, registration, promotion and advertising of and raising money for the Company and the issue of its shares or other securities, including, without limitation, those incurred in connection with the advertising and offering of its shares or other securities for sale or subscription, brokerage and commissions for obtaining applications for and taking, placing, underwriting or procuring the underwriting of its shares or other securities.


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

(N) To remunerate any person for services rendered or to be rendered to the Company, including, without limitation, by cash payment or by the allotment of shares or other securities of the Company, credited as paid up in full or in part.

(O) To purchase, take on lease, exchange, hire and otherwise acquire any real or personal property and any right or privilege over or in respect of it.

(P)   To receive money on deposit on any terms the directors think fit.

(Q) To invest and deal with the Company's money and funds in any way the directors think fit.

(R)   To lend money and give credit with or without security.

(S) To borrow, raise and secure the payment of money in any way the directors think fit, including, without limitation, by the issue of debentures and other securities, perpetual or otherwise, charged on all or any of the Company's property (present and future) or its uncalled capital, and to purchase, redeem and pay off those securities.

(T) To remunerate any person for services rendered or to be rendered in placing, assisting and guaranteeing the placing and procuring the underwriting of any share or other security of the Company or of any person in which the Company may be interested or proposes to be interested, or in connection with the conduct of the business of the Company, including, without limitation, by cash payment or by the allotment of shares or other securities of the Company, credited as paid up in full or in part.

(U) To acquire, hold, dispose of, subscribe for, issue, underwrite, place, manage assets belonging to others which include, advise on, enter into contracts or transactions in relation to or involving and in any other way deal with or arrange dealings with or perform any service or function in relation to (as applicable): shares, stocks, debentures, loans, bonds, certificates of deposit and other instruments creating or acknowledging indebtedness, government, public or other securities, warrants, certificates representing securities or other obligations, units in collective investment schemes, options, futures, spot or forward contracts, contracts for differences or other investments or obligations, currencies, interest rates, precious metals or other commodities, any index (whether related in any way to any of the foregoing or otherwise), any right to, any right conferred by or any interest or any obligation in relation to any of the foregoing and any financial instrument or product deriving from or in any other way relating to any of the foregoing or of any nature whatsoever, and any transaction which may seem to be convenient for hedging the risks associated with any of the foregoing.

(V) To co-ordinate, finance and manage the business and operation of any person in which the Company has an interest.

(W) To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.


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

(X) To sell, lease, exchange, let on hire and dispose of any real or personal property and the whole or part of the undertaking of the Company, for such consideration as the directors think fit, including, without limitation, for shares, debentures or other securities, whether fully or partly paid up, of any person, whether or not having objects (altogether or in part) similar to those of the Company. To hold any shares, debentures and other securities so acquired, and to improve, manage, develop, sell, exchange, lease, mortgage, dispose of, grant options over, turn to account or otherwise deal with all or any part of the property or rights of the Company.

(Y) To adopt any means of publicising and making known the businesses, services and products of the Company as the directors think fit, including, without limitation, advertisement, publication and distribution of notices, circulars, books and periodicals, purchase and exhibition of works of art and interest and granting and making of prizes, rewards and donations.

(Z) To support, subscribe to and contribute to any charitable or public object and any institution, society and club which may be for the benefit of the Company or persons who are or were directors, officers or employees of the Company; its predecessor in business, any subsidiary of the Company or any person allied to or associated with the Company, or which may be connected with any town or place where the Company carries on business. To subsidise and assist any association of employers or employees and any trade association. To grant pensions, gratuities, annuities and charitable aid and to provide advantages, facilities and services to any person (including any director or former director) who may have been employed by or provided services to the Company, its predecessor in business, any subsidiary of the Company or any person allied to or associated with the Company and to the spouses, children, dependants and relatives of those persons and to make advance provision for the payment of those pensions, gratuities and annuities by establishing or acceding to any trust, scheme or arrangement (whether or not capable of approval by the Commissioners of Inland Revenue under any relevant legislation) the directors think fit, to appoint trustees and to act as trustee of any trust, scheme or arrangement, and to make payments towards insurance for the benefit of those persons and their spouses, children, dependants and relatives.

(AA) To establish and contribute to any scheme for the purchase or subscription by trustees of shares or other securities of the Company to be held for the benefit of the employees of the Company, any subsidiary of the Company or any person allied to or associated with the Company, to lend money to those employees or to trustees on their behalf to enable them to purchase or subscribe for shares or other securities of the Company and to formulate and carry into effect any scheme for sharing the profits of the Company with employees.

(BB) To apply for, promote and obtain any Act of Parliament and any order or licence of any government department or authority (including, without limitation, the Department of Trade and Industry) to enable the Company to carry any of its objects into effect, to effect any modification of the Company's constitution and for any other purpose which the directors think fit, and to oppose any proceeding or application which may in the opinion of the directors directly or indirectly prejudice (he Company's interests.

(CC) To establish, grant and take up agencies, and to do all other things the directors may deem conducive to the carrying on of the Company's business as principal or agent, and to remunerate any person in connection with the establishment or granting of an agency on the terms and conditions the directors think fit.

(DD) To distribute among the shareholders in specie any of the Company's property and any proceeds of sale or disposal of any of the Company's property and for that purpose to distinguish and separate capital from profits, but no distribution amounting to a reduction of capital may be made without any sanction required by law.

(EE) To the extent permitted by law, to indemnify and keep indemnified any person who is or was a director, officer or employee of the Company against all costs, charges, losses and liabilities incurred by him (whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise) in relation to the Company or its affairs; to make arrangements to provide any such person with funds to meet expenditure incurred or to be incurred by him in defending any criminal or civil proceedings or in connection with an application for relief from the court or to enable any such person to avoid incurring any such expenditure; and to purchase and maintain insurance for the benefit of any person who is or was a director, officer or employee of the Company, a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect) or who is or was a trustee of any retirement benefits scheme or any other trust in which any director, officer or employee or former director, officer or employee is or has been interested, indemnifying and keeping such person indemnified against liability for negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against.

(FF) To amalgamate, merge or consolidate with any other person and to procure the Company to be registered or recognised in any part of the world.

(GG)  To do all or any of the things provided in any paragraph of clause 4:

      (i)   in any part of the world;

      (ii)  as principal, agent, contractor, trustee or otherwise;

      (iii) by or through trustees, agents, subcontractors or otherwise; and

      (iv)  alone or with another person or persons.

(HH) To do all things that are in the opinion of the directors incidental or conducive to the attainment of all or any of the Company's objects, or the exercise of all or any of its powers,

(II) The objects specified in each paragraph of clause 4 shall, except where otherwise provided in that paragraph, be regarded as independent objects, and are not limited or

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

      restricted by reference to or inference from the terms of any other paragraph or the name of the Company. None of the paragraphs of clause 4 or the objects or powers specified or conferred in or by them is deemed subsidiary or ancillary to the objects or powers mentioned in any other paragraph. The Company has as full a power to exercise all or any of the objects and powers provided in each paragraph as if each paragraph contained the objects of a separate company.

(JJ)  In clause 4, a reference to:

      (i) a "person" includes a reference to a body corporate, association or partnership whether domiciled in the United Kingdom or elsewhere and whether incorporated or unincorporated;

      (ii) the "Act" is, unless the context otherwise requires, a reference to the Companies Act 1985, as modified or re-enacted or both from time to time; and

      (iii) a "subsidiary" or "holding company" is to be construed in accordance with section 736 of the Act.

5.    The liability of the members is limited.

6. The Company's share capital is (pound)50,000 divided into 50,000 ordinary shares of (pound)1.00 each.

















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WE, the subscribers to this memorandum of association wish to be formed into a company pursuant to this memorandum and we agree to take the number of shares in the capital of the company shown opposite our respective names.

--------------------------------------------------------------------------------

NAMES AND ADDRESSES OF SUBSCRIBERS          Number of shares
                                            taken by each
                                            subscriber

--------------------------------------------------------------------------------





ROBERT FORD                                 ONE
For and on behalf of
Clifford Chance Nominees Limited
10 Upper Bank Street
London E14 5JJ





MARK IGNATIUS                               ONE
For and on behalf of
Clifford Chance Secretaries Limited
10 Upper Bank Street
London E14 5JJ




--------------------------------------------------------------------------------

DATED the      day of May 2005.

WITNESS to the above signatures:

Denise West
10 Upper Bank Street
London E14 5JJ









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                                                         Company Number: 5506641



THE COMPANIES ACTS 1985 to 1989



PUBLIC COMPANY LIMITED BY SHARES



ARTICLES OF ASSOCIATION OF



GRACECHURCH CARD FUNDING (N0.9) PLC1

(adopted by Special Resolution passed on 10 August 2005)



1.    PRELIMINARY

1.1 The regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 (Sl 1985 No. 805) as amended by the Companies (Tables A to F) (Amendment) Regulations 1985 (Sl 1985 No. 1052) and as further amended by The Companies Act 1985 (Electronic Communications) Order 2000 (Sl 2000 No. 3373) (such Table being hereinafter called "Table A") shall apply to the Company save in so far as they are excluded or varied hereby and such regulations (save as so excluded or varied) and the Articles hereinafter contained shall be the Articles of Association of the Company.

1.2 In these Articles the expression "the Act" means the Companies Act 1985, but so that any reference in these Articles to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

2.    ALLOTMENT OF SHARES

2.1 Shares which are comprised in the authorised but unissued share capital of the Company shall be under the control of the directors who may (subject to the provisions of the statutes, section 80 of the Act and to articles
      2.2 and 2.3 below) allot, grant options over or otherwise dispose of the same, to such persons, on such terms and in such manner as they think fit.

2.2 Subject to the provisions of the statutes, the directors are generally and unconditionally authorised for the purposes of section 80 of the Act to exercise any power of the Company to allot and grant rights to subscribe for or convert securities into shares of the Company up to the amount of the authorised share capital at the date of adoption of these articles of association at any time or times during the period of five years from the date of adoption of these articles of association and the directors may, after that period, allot any shares or grant any such rights under this authority in pursuance of an offer or agreement so to do made by the Company within that period. The authority hereby given may at any time (subject to the said section 80) be renewed, revoked or varied by ordinary resolution.

---------------
1 As amended by a Special Resolution passed on 10 August 2005


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                                                         Company Number: 5506641



2.3 The directors have general power, pursuant to section 95 of the Act, to allot equity securities for cash pursuant to the general authority conferred by article 2.2, as if section 89(1) of the Act does not apply to that allotment, during the period of five years from the date of adoption of these articles of association. This power is limited to:-

2.3.1 allotments of equity securities in connection with a rights issue in favour of holders of ordinary shares made in proportion (as nearly as may be) to their respective existing holdings of ordinary shares but subject to the directors having the right to make such exclusions or other arrangements in connection with that offering as they deem necessary or expedient:

      a)    to deal with equity securities representing fractional entitlements;
            and

      b) to deal with legal or practical problems arising in any overseas territory or by virtue of shares being represented by depository receipts, the requirements of any regulatory body or stock exchange, or any other matter whatsoever; and

2.3.2 allotments of equity securities for cash other than pursuant to paragraph
      2.3.1 up to an aggregate nominal amount equal to the amount of the authorised share capital at the date of adoption of these articles of association.

The authority hereby given may at any time (subject to the said section 95) be renewed, revoked or varied by special resolution.

3.    SHARES

3.1 The lien conferred by regulation 8 in Table A shall attach also to fully paid-up shares, and the Company shall also have a first and paramount lien on all shares, whether fully paid or not, standing registered in the name of any person indebted or under liability to the Company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders, for all moneys presently payable by him or his estate to the Company. Regulation 8 in Table A shall be modified accordingly.

3.2 The liability of any member in default in respect of a call shall be increased by the addition at the end of the first sentence of regulation 18 in Table A of the words "and all expenses that may have been incurred by the Company by reason of such non-payment".

4.    GENERAL MEETINGS AND RESOLUTIONS

4.1 Every notice convening a general meeting shall comply with the provisions of section 372(3) of the Act as to giving information to members in regard to their right to appoint proxies; and notices of and other communications relating to any general meeting which any member is entitled to receive shall be sent to the directors and to the auditors for the time being of the Company.

4.2 Regulation 37 in Table A shall be read and construed as if the last sentence were omitted therefrom.

4.3.1 No business shall be transacted at any general meeting unless a quorum is present. Two persons entitled to vote upon the business to be transacted, each being

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                                                         Company Number: 5506641




      a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.

4.3.2 If a quorum is not present within h4lf an hour from the time appointed for a general meeting the general meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the directors may determine; and if at the adjourned general meeting a quorum is not present within half an hour from the time appointed therefor such adjourned general meeting shall be dissolved.

4.3.3 Regulations 40 and 41 in Table A shall not apply to the Company.

4.4 Resolutions under section 303 of the Act for the removal of a director before the expiration of his period of office and under section 391 of the Act for the removal of an auditor before the expiration of his period of office shall only be considered by the Company in general meeting.

4.5 A member present at a meeting by proxy shall be entitled to speak at the meeting and shall be entitled to one vote on a show of hands. In any case where the same person is appointed proxy for more than one member he shall on a show of hands have as many votes as the number of members for whom he is proxy. Regulation 54 in Table A shall be modified accordingly.

4.6.1 Regulation 62 in Table A shall be read and construed as if the words "within the United Kingdom" were omitted therefrom.

4.6.2 Unless resolved by ordinary resolution that regulation 62 in Table A shall apply without the following modification, the appointment of a proxy and any authority under which the proxy is appointed or a copy of such authority certified notarially or in some other way approved by the directors may be deposited or received at the place or address specified in regulation 62 in Table A up to the commencement of the meeting or (in any case where a poll is taken otherwise than at the meeting) of the taking of the poll or may be handed to the chairman of the meeting prior to the commencement of the business of the meeting.

5.    APPOINTMENT OF DIRECTORS

5.1.1 Regulation 64 in Table A shall not apply to the Company.

5.1.2 The maximum number and minimum number respectively of the directors may be determined from time to time by ordinary resolution. Subject to and in default of any such determination there shall be no maximum number of directors and the minimum number of directors shall be two.

5.2 The directors shall not be required to retire by rotation and regulations 73 to 80 (inclusive) in Table A shall not apply to the Company.

5.3 No person shall be appointed a director at any general meeting unless either:-

      (a)   he is recommended by the directors; or

      (b) not less than 14 nor more than 35 clear days before the date appointed for the general meeting, notice signed by a member qualified to vote at the


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

                                                         Company Number: 5506641




            general meeting has been given to the Company of the intention to propose that person for appointment, together with notice signed by that person of his willingness to be appointed.

5.4.1 Subject to article 5.3 above, the Company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director.

5.4.2 The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number determined in accordance with article 5.1.2 above as the maximum number of directors for the time being in force.

5.5 In any case where as the result of death or deaths the Company has no members and no directors the personal representatives of the last member to have died shall have the right by notice in writing to appoint a person to be a director of the Company and such appointment shall be as effective as if made by the Company in general meeting pursuant to article 5.4.1 above. For the purpose of this article, where two or more members die in circumstances rendering it uncertain which of them survived the other or others, the members shall be deemed to have died in order of seniority, and accordingly the younger shall be deemed to have survived the elder.

5.6 Notwithstanding any other provisions of this article 5, members of the Company together holding not less than 95% in nominal value of the shares giving a right to attend and vote at general meetings may appoint any person to be a director or remove any director from office howsoever appointed. Subject as follows, every appointment or removal of a director under the powers conferred by this article 5.6 shall be made by instrument in writing signed by or on behalf of the requisite majority of members and such instrument shall only take effect on the service thereof at the registered office of the Company. Every such instrument shall be annexed to the directors' minute book as soon as practicable after such service. If the Company has specified an address for the purpose of receiving an appointment or removal of a director under the powers conferred by this article 5.6 by electronic communication, such appointment or removal may be contained in an electronic communication sent to such address and shall take effect on receipt at that address and a copy shall be annexed to the directors' minute book as soon as practicable after service. In this article "address", in relation to electronic communications, includes any number or address used for the purposes of such communications.

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                                                         Company Number: 5506641




6.    BORROWING POWERS

6.1 The directors may exercise all the .powers of the Company to borrow money without limit as to amount and upon such terms and in such manner as they think fit, and subject (in the case of any security convertible into shares) to section 80 of the Act to grant any mortgage, charge or standard security over its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

7.    ALTERNATE DIRECTORS

7.1 Unless otherwise determined by the Company in general meeting by ordinary resolution an alternate director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, and the first sentence of regulation 66 in Table A shall be modified accordingly.

7.2 A director, or any such other person as is mentioned in regulation 65 in Table A, may act as an alternate director to represent more than one director, and an alternate director shall be entitled at any meeting of the directors or of any committee of the directors to one vote for every director whom he represents in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.

7.3 Regulation 66 in Table A shall be read and construed as if the last sentence were omitted therefrom.

8.    DELEGATION OF DIRECTORS' POWERS

8.1 Regulation 72 of Table A shall be read and construed as if the last word of the first sentence was "persons" rather than "directors".

9.    GRATUITIES AND PENSIONS

9.1.1 The directors may exercise the powers of the Company conferred by its Memorandum of Association in relation to the payment of pensions, gratuities and other benefits and shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.

9.1.2 Regulation 87 in Table A shall not apply to the Company.

10.   MEETINGS

10.1 In this article "communication" and "electronic communication" shall bear the meanings set forth in the Electronic Communications Act 2000 or any statutory modification or re-enactment thereof.

10.2 A person in electronic communication with the chairman and with all other parties to a meeting of the directors or of a committee of the directors shall be regarded for all purposes as personally attending such a meeting provided that but only for so long as at such a meeting he has the ability to communicate interactively

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

                                                         Company Number: 5506641




      and simultaneously with all other parties attending the meeting including all persons attending by way of electronic communication.

10.3 A meeting at which one or more of the directors attends by way of electronic communication is deemed to be held at such place as the directors shall at the said meeting resolve. In the absence of a resolution as aforesaid, the meeting shall be deemed to be held at the place, if any, where a majority of the directors attending the meeting are physically present, or in default of such a majority, the place at which the chairman of the meeting is physically present.

11.    PROCEEDINGS OF DIRECTORS

11.1.1 Regulation 88 in Table A shall be read and construed as if the third sentence were omitted therefrom.

11.1.2 A director may vote, at any meeting of the directors or of any committee of the directors, on any resolution, notwithstanding that it in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever, and if he shall vote on any such resolution his vote shall be counted; and in relation to any such resolution as aforesaid he shall (whether or not he shall vote on the same) be taken into account in calculating the quorum present at the meeting.

11.1.3 Each director shall comply with his obligations to disclose his interest in contracts under section 317 of the Act.

11.1.4 Regulations 94 to 97 (inclusive) in Table A shall not apply to the Company.

12.    THE SEAL

12.1 If the Company has a seal it shall only be used with the authority of the directors or of a committee of directors or any person or persons authorised by the directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or second director. The obligation under regulation 6 in Table A relating to the sealing of share certificates shall apply only if the Company has a seal. Regulation 101 in Table A shall not apply to the Company.

12.2 The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the directors.

13.    NOTICES

13.1 Regulation 112 in Table A shall be read and construed as if the third sentence was omitted therefrom.

13.2 Regulation 116 in Table A shall be read and construed as if the words "within the United Kingdom" were omitted therefrom.

14.    ELECTRONIC COMMUNICATIONS

14.1 If the Company has specified an address for the purpose of receiving by electronic communication any of;

                                                         Company Number: 5506641




14.1.1 a written resolution which is to be effective for the purposes of regulation 53 in Table A;

14.1.2 a written resolution which is to b6 effective for the purposes of regulation 93 in Table A;

14.1.3 an authorisation by a corporation which is a member of the Company of a person to act as its representative at any meeting of the Company in accordance with article 4.7 above;

14.1.4 any consent under the powers conferred on a holding company by these Articles;

14.1.5 any appointment of a director under the powers conferred on a holding company by these Articles; or

14.1.6 any removal of a director under the powers conferred on a holding company by these Articles;

then the item specified, or anything required to give effect to it, may be contained in an electronic communication sent to such address and shall take effect on receipt at that address and a copy shall be annexed to the directors' minute book as soon as practicable after service. In this article "address", in relation to electronic communications, includes any number or address used for the purpose of such communications.

15.    INDEMNITY

15.1 Every director or other officer or auditor and former director, other former officer and former auditor of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, or in connection with any application under section 144 or section 727 of the Act in which relief is granted to him by the Court, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this article shall only have effect in so far as its provisions are not avoided by section 310 of the Act.

15.2 The directors shall have power to purchase and maintain for any director, officer or auditor of the Company insurance against any such liability as is referred to in section 310(1) of the Act.

15.3   Regulation 118 in Table A shall not apply to the Company.

16.    TRANSFER OF SHARES

16.1 The directors may, in their absolute discretion and without assigning any reason therefor, decline to register the transfer of a share, whether or not it is a fully paid share, and the first sentence of regulation 24 in Table A shall not apply to the Company.

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

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                       NAMES AND ADDRESSES OF SUBSCRIBERS


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ROBERT FORD
For and on behalf of
Clifford Chance Nominees Limited
10 Upper Bank Street
London E14 5JJ






MARK IGNATIUS
For and on behalf of
Clifford Chance Secretaries Limited
10 Upper Bank Street
London E14 5JJ






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DATED this       day of May 2005.

WITNESS to the above signatures:

DENISE West
10 Upper Bank Street
London E14 5JJ







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